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                                                                    EXHIBIT 99.6



                             JOINT FILING STATEMENT
                           Pursuant to Rule 13d-1(f)

The undersigned acknowledge and agree that the foregoing Schedule 13D is filed on behalf of each of the undersigned. The undersigned acknowledge that each shall be responsible for the timely filing of any required amendments, and for the completeness and accuracy of the information concerning him or it contained in Schedule 13D or any subsequent amendment filed by or on behalf of him or it, but shall not be responsible for the completeness and accuracy of the information concerning any others, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

Dated:  October 16, 1997.



                                    /s/ BENJAMIN A. DEMOTTO
                                    ________________________________________
                                    Benjamin A. DeMotto


                                    /s/ PATRICIA L. DEMOTTO
                                    ________________________________________
                                    Patricia L. DeMotto



                                    BENJAMIN A. DeMOTTO AND PATRICIA L.
                                    DeMOTTO LIVING TRUST


                                         /s/ BENJAMIN A. DEMOTTO
                                    By:  ____________________________________
                                         Benjamin A. DeMotto
                                         Co-Trustee


                                         /s/ PATRICIA L. DEMOTTO
                                    By:  ____________________________________
                                         Patricia L. DeMotto
                                         Co-Trustee


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